UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2025, Sterling Infrastructure, Inc. (the “Company”), as borrower, and certain of its subsidiaries, as guarantors (the “Subsidiary Guarantors”), entered into an Amended and Restated Credit Agreement, dated as of June 5, 2025 (the “Amended Credit Agreement”), with the financial institutions party thereto as lenders (the “Lenders”) and BMO Bank N.A., as administrative agent for the Lenders (the “Agent”), which amends and restates that certain Credit Agreement, dated as of October 2, 2019 (as amended, the “Credit Agreement”), and matures on June 5, 2028.
The Amended Credit Agreement increases the existing senior secured first lien revolving credit facility by $75,000,000 to an aggregate principal amount of up to $150,000,000 (with a $75,000,000 sublimit for the issuance of letters of credit and a $15,000,000 sublimit for swing line loans) (the “Revolving Loans”) and provides for the extension of new senior secured first lien term loans by the Lenders to the Borrower in the aggregate principal amount of $300,000,000 (the “Term Loans” and, together with the Revolving Loans, the “Credit Facilities”), which shall be used to, among other things, refinance and prepay existing indebtedness, finance capital expenditures, permitted acquisitions and other general corporate purposes.
The Amended Credit Agreement also includes rights to increase the Credit Facilities in an amount not to exceed the greater of (a) $400,000,000 or (b) 100% of the Company’s EBITDA (as such term is defined in the Amended Credit Agreement) for the four fiscal quarter period then ended for which financial statements have been delivered less the amount of any Additional Indebtedness (as defined in the Amended Credit Agreement) incurred pursuant to clause (a), plus an unlimited amount so long as the Net Leverage Ratio (as defined in the Amended Credit Agreement), after giving pro forma effect to the incurrence or issuance of such Additional Indebtedness (assuming such Additional Indebtedness is fully drawn) and the application of proceeds therefrom and any other transaction in connection therewith, but without netting the proceeds of such Additional Indebtedness when calculating the Total Net Leverage Ratio, is less than or equal to 2:00 to 1:00 as of the date of the four fiscal quarter period then ended for which financial statements are available.
Loans under the Credit Facilities bear interest at either a base rate or SOFR plus an applicable margin based on the Total Net Leverage Ratio. Revolving Loans may be repaid and reborrowed under the terms of the Amended Credit Agreement. Term Loans will be repaid beginning September 30, 2025 pursuant to a quarterly amortization schedule with payments equal to 1.25% of the initial principal amount of the Term Loans and the remainder due at maturity. Term Loans repaid may not be reborrowed.
The Amended Credit Agreement contains customary representations, affirmative and negative covenants and events of default, including financial covenants stating that as of the last day of each fiscal quarter, the Company shall (i) not permit the Total Net Leverage Ratio to be greater than 3.00 to 1.00; provided that as long as there is no event of default at such time or would result therefrom, not more than twice during the term of the Credit Facilities, the Company may elect a “covenant holiday” to increase the Total Leverage Ratio to be not greater than 3.50 to 1.00 for a period of four consecutive fiscal quarters in connection with a permitted acquisition in excess of $100,000,000 occurring during the first quarter of such period; provided further that there must be a two-quarter break between covenant holidays and (ii) maintain an Interest Coverage Ratio (as defined in the Amended Credit Agreement) of not less than 3.00 to 1.00.
The Amended Credit Agreement provides additional flexibility to the Company by (i) eliminating the monetary threshold regarding permitted acquisitions, (ii) increasing certain limits on (a) permitted indebtedness, liens, investments and restricted payments and (b) events of default and (iii) removes the excess cash flow sweep from mandatory prepayments. Otherwise, substantially all of the other terms of the Credit Facilities remain similar to those in the Credit Agreement and all obligations of the Company under the Credit Facilities continue to be guaranteed by the Subsidiary Guarantors. The obligations under the Credit Facilities remain secured by substantially all assets of the Company and the Subsidiary Guarantors, subject to certain liens and interests of other parties permitted by the Amended Credit Agreement.
The Company is obligated to pay certain customary fees to the lenders and Agent under the Amended Credit Agreement. In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the Amended Credit Agreement or their affiliates to provide commercial banking, investment banking and other services for which the Company or its affiliates have paid or will pay customary fees or commissions.
As of June 5, 2025, the Company had $300,000,000 outstanding aggregate principal amount of Term Loans and nothing outstanding under the Revolving Loans.
The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 to this Current Report on Form 8-K (this “Report”) regarding the Amendment is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 9, 2025, the Company issued a press release announcing the Amended Credit Agreement. A copy of the press release is being furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.
The information provided in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated June 5, 2025, by and among Sterling Infrastructure, Inc., the subsidiaries of the Company party thereto as Guarantors, the Lenders party thereto and BMO Bank, N.A. as Administrative Agent

99.1	Press release, dated June 9, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	June 9, 2025	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer